UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Amendment No. 1 to Amended and Restated Credit Agreement

On June 14, 2012, Cloud Peak Energy Resources LLC (“CPE LLC”) entered into Amendment No. 1 (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of June 3, 2011, by and among CPE LLC, the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and a syndicate of lenders (the “Credit Agreement”).

The Amendment provides for the following amendments to the covenants contained in the Credit Agreement to provide CPE LLC with incremental flexibility:

(i)            it modifies the existing exception to the indebtedness covenant permitting an aggregate of up $100 million of debt existing with respect to newly acquired restricted subsidiaries as well as debt and capital lease obligations incurred to acquire assets to also include unsecured debt within the $100 million basket;

(ii)           it increases the prior $10 million basket allowed under the indebtedness covenant for debt of foreign subsidiaries to $50 million;

(iii)          it adds an exception to the liens covenant permitting liens securing debt of foreign subsidiaries up to an aggregate of $50 million;

(iv)          it modifies the existing general exception to the liens covenant permitting liens of up to the greater of $35 million and 3% of consolidated net tangible assets by increasing the aggregate permitted amount to 12% of consolidated net tangible assets;

(v)           it modifies the existing exception to the investments covenant limiting investments in entities that are not guarantors of the Credit Agreement by removing such limitation for foreign subsidiaries that are or will be restricted subsidiaries under the Credit Agreement; and

(vi)          it modifies the cumulative net income basket amount used in the determination of permitted distributions and certain permitted investments by commencing the start date for calculation of cumulative net income on January 1, 2010 instead of July 1, 2011.

There are no bank fees associated with this Amendment.  A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing summary description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

10.1                        Amendment No. 1 to Amended and Restated Credit Agreement, dated as of June 14, 2012, by and among Cloud Peak Energy Resources LLC, the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc. and a syndicate of lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: June 15, 2012	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: June 15, 2012	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 1 to Amended and Restated Credit Agreement, dated as of June 14, 2012, by and among Cloud Peak Energy Resources LLC, the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc. and a syndicate of lenders.